Exhibit 5.2

JOHN M. FLORENCE, JR.

VP, General Counsel & Secretary

August 12, 2022

Sonoco Products Company

1 N. Second St.

Hartsville, South Carolina 29550

Re:      Registration Statement on Form S-3 Filed by Sonoco Products Company

Ladies and Gentlemen:

I am Vice President, Tubes and Cores, U.S. and Canada, General Counsel and Secretary of Sonoco Products Company, a South Carolina corporation (the “Company”), and have acted in such capacity in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an unspecified amount of the following securities: (i) one or more series of debt securities of the Company (the “Debt Securities”), which may be issued pursuant to an Indenture, dated as of June 15, 1991, by and among the Company and Regions Bank, as successor to The Bank of New York Mellon Trust Company, N.A. and Wachovia Bank of North Carolina, National Association, as trustee (the “Trustee”), as it may be amended and supplemented from time (the “Indenture”); (ii) one or more series of preferred stock, no par value, of the Company (the “Preferred Stock”); (iii) common stock, no par value, of the Company (the “Common Stock”); (iv) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); (v) depositary shares representing fractional shares or multiple shares of Preferred Stock (the “Depositary Shares”), which may be issued under one or more preferred stock depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the preferred stock depositary to be named therein (the “Depositary”); (vi) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (vii) guarantees of Debt Securities (the “Guarantees”), which may be issued under one or more guarantee agreements (each, a “Guarantee Agreement”) between the Company and the other party or parties to be named therein; and (viii) units (the “Units” and, together with the Debt Securities, the Warrants, the Depositary Shares, the Purchase Contracts and the Guarantees, the “Covered Securities”), which may be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Preferred Stock, Common Stock and Covered Securities are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement, the Preferred Stock of a series will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock will be set forth in one or more articles of amendment amending the Restated Articles of Incorporation of the Company (the “Restated Articles”), to be adopted by the Board of Directors of the Company and filed with the Secretary of State of the State of South Carolina (each, the “Articles of Amendment”). Each of the Articles of Amendment will be in a form to be filed as an exhibit to the Registration Statement or incorporated by reference therein.

1 North Second Street

Hartsville, S.C. 29550 USA

www.sonoco.com

Sonoco Products Company	2

In connection with the opinions expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the State of South Carolina.

2.	With respect to any offering of shares of Common Stock, including shares of Common Stock issuable upon conversion of Preferred Stock, when (i) a prospectus supplement and any other offering material with respect to the shares of Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the appropriate corporate action has been taken by the Company to authorize the issuance and sale of the shares of Common Stock; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) unless issued without certificates, certificates representing the shares of Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto; (v) the shares of Common Stock have been offered, sold and delivered to, and paid for by, the purchaser thereof at the price specified in, and in accordance with the terms of, an applicable underwriting agreement or other agreements duly authorized, executed and delivered in accordance with applicable law by the parties thereto; and (vi) in the case of shares of Common Stock issuable upon conversion of Preferred Stock, the actions in respect of such Preferred Stock referred to in paragraph 3 hereof have been completed, then, upon the happening of such events, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3.	With respect to any offering of shares of any series of Preferred Stock, when (i) a prospectus supplement and any other offering material with respect to such series have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) Articles of Amendment establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of South Carolina, all in accordance with the laws of the State of South Carolina; (iii) appropriate corporate action has been taken by the Company to authorize the issuance and sale of such series of Preferred Stock; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (v) shares of Preferred Stock with terms so fixed have been offered, sold and delivered to, and paid for by, the purchaser thereof at the price specified in, and in accordance with the terms of, an applicable underwriting agreement or other agreements duly authorized, executed and delivered in accordance with applicable law by the parties thereto; and (vi) unless issued without certificates, certificates representing the shares of Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof, then, upon the happening of such events, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

1 North Second Street

Hartsville, S.C. 29550 USA

www.sonoco.com

Sonoco Products Company	3

4.	The Indenture has been duly authorized, executed and delivered by the Company.

5.	The Company has the corporate power to create one or more series of Covered Securities and to enter into supplements to the Indenture and the other agreements required for issuance of the Covered Securities that are contemplated in the Registration Statement, including but not limited to Warrant Agreements, Depositary Agreements, Purchase Contract Agreements, Guarantee Agreements and Unit Agreements.

6.	With respect to any offering of Covered Securities, if the Covered Securities are convertible into shares of Common Stock or Preferred Stock or if shares of Common Stock or Preferred Stock may be acquired upon exercise or otherwise upon fulfillment of the terms of the Covered Securities, when (i) a prospectus supplement and any other offering material with respect to the Covered Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) Articles of Amendment establishing the designations, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of South Carolina, all in accordance with the laws of the State of South Carolina; (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of such Covered Securities and such shares of Common Stock or Preferred Stock as described in paragraphs 2 and 3, above, respectively; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (v) the Covered Securities have been presented for conversion, exercise or fulfillment in accordance with the terms thereof together with any consideration, certificates and/or instructions required in connection therewith by such Covered Security; and (vi) unless issued without certificates, certificates representing such shares of Common Stock or Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered upon such conversion, exercise or fulfillment to the persons entitled thereto, in accordance with the terms of such Covered Securities, then, upon the happening of such events, the shares of Common Stock or Preferred Stock issuable upon conversion, exercise or fulfillment of the Covered Securities will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

The opinion expressed herein with respect to the existence and good standing of the Company is based solely on certificates of public officials as to factual matters and legal conclusions set forth therein.

1 North Second Street

Hartsville, S.C. 29550 USA

www.sonoco.com

Sonoco Products Company	4

For the purposes of this opinion letter, I have assumed that, at the time of the issuance, sale and delivery of each issue of Securities: (i) the Company will remain validly existing and in good standing under the laws of the State of South Carolina; (ii) the Registration Statement and any additional required post-effective amendments thereto have all become effective under the Securities Act, and such effectiveness has not been terminated or rescinded; (iii) any Securities being offered will be issued and sold in compliance with applicable federal and state securities laws and as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other governmental or regulatory authorities will have been obtained; (v) the information, representations and warranties contained in the instruments, documents, certificates and records I have reviewed continue to be true, accurate and complete; (vi) where I have examined a document in draft, specimen or certificated form, it has been or will be executed in the form of that draft, specimen or certificate; (vii) all actions necessary for the issuance of any shares of Common Stock or Preferred Stock and the form and terms thereof will not (a) contravene the Restated Articles or the By-Laws of the Company (the “By-Laws”), (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company; (viii) the authorization of any shares of Common Stock or Preferred Stock by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the issuance thereof; (ix) the Restated Articles and the By-Laws, as currently in effect, will not have been modified or amended and will be in full force and effect, and the number of shares of Common Stock or Preferred Stock, as the case may be, offered and sold will not exceed the number of shares of Common Stock or Preferred Stock, as the case may be, authorized under the Restated Articles (as then in effect) and not otherwise reserved for issuance; (x) the certificates, if any, evidencing the shares of Common Stock or Preferred Stock will be in a form approved for issuance by the Company, which complies with the laws of the State of South Carolina; and (xi) there shall not have occurred any change in law affecting the validity of any Securities to be issued.

I have further assumed that, at the time of the issuance, sale and delivery of any Covered Securities: (i) all Covered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent such assumption states, directly or in practical effect, the legal conclusion express in paragraph 4 of this opinion letter; (ii) the execution, delivery and performance by the Company of any supplemental indentures, and any agreements or other documents relating to the issuance of the Covered Securities, as applicable, and all actions necessary for the issuance of the Covered Securities, and the forms and terms thereof, will comply with, and not be in default or breach of, all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; and (iii) there will not have occurred any change in law affecting the legally binding character or enforceability thereof.

As to facts material to the opinion and assumptions expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of South Carolina, as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement referred to above and further consent to the reference to my name under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ John M. Florence, Jr.
John M. Florence, Jr.

1 North Second Street

Hartsville, S.C. 29550 USA

www.sonoco.com